ASSET PURCHASE AGREEMENT

dated as of May 7, 2003

between

STERION INCORPORATED,

as Seller,

and

STERIS CORPORATION,

as Buyer

TABLE OF CONTENTS

Page

ARTICLE I:

DEFINITIONS AND INTERPRETATIONS

1

Section 1.1

Definitions

1

ARTICLE II:

PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

5

Section 2.1

Conveyance

5

Section 2.2

Purchase Price

5

Section 2.3

Purchase Price Adjustment

6

Section 2.4

Closing and Deliveries

7

Section 2.5

Allocation of Purchase Price

9

Section 2.6

Assumption of Liabilities

9

Section 2.7

Sales and Transfer Taxes and Fees

9

Section 2.8

Non-Assignability of the Assumed Agreements

9

ARTICLE III:

REPRESENTATIONS AND WARRANTIES OF SELLER

9

Section 3.1

Corporate Existence and Power

9

Section 3.2

Corporate Authorization

10

Section 3.3

Government Authorization

10

Section 3.4

Noncontravention

10

Section 3.5

Required Consents

10

Section 3.6

Financial Statements

11

Section 3.7

Absence of Certain Changes

11

Section 3.8

Contracts and Commitments

12

Section 3.9

Litigation

13

Section 3.10

Compliance with Laws and Court Orders

13

Section 3.11

Real Property

13

Section 3.12

Title to the Assets; Condition of the Assets;

Sufficiency of Assets

13

Section 3.13

Intellectual Property

14

Section 3.14

Environmental Matters

15

Section 3.15

Reports

15

Section 3.16

Finders’ Fees

15

Section 3.17

Warranty Obligations and Rebates

15

Section 3.18

Taxes

16

Section 3.19

Solvency

16

ARTICLE IV:

REPRESENTATIONS AND WARRANTIES OF BUYER

16

Section 4.1

Corporate Existence and Power

16

Section 4.2

Corporate Authorization

16

Section 4.3

Governmental Authorizations

17

Section 4.4

Noncontravention

17

Section 4.5

Litigation

17

Section 4.6

Finders’ Fees

17

ARTICLE V:

COVENANTS OF SELLER AND BUYER

17

Section 5.1

Access to Information

17

Section 5.2

Noncompetition

17

Section 5.3

Further Assurances

19

Section 5.4

Transition Assistance

19

Section 5.5

Public Announcements

19

Section 5.6

Payments from Third Parties

19

Section 5.7

Intellectual Property Matters

19

Section 5.8

Post-Closing Consents

20

Section 5.9

Payoff Under Credit Agreement

20

ARTICLE VI:

LICENSE FROM SELLER TO BUYER

20

Section 6.1

Grant

20

Section 6.2

Reservation of Rights

20

Section 6.3

Termination of the Sterion License

20

Section 6.4

Duty of Buyer Upon Termination

21

Section 6.5

Filling Customer Orders

21

Section 6.6

Cooperation

21

ARTICLE VII:

SURVIVAL; INDEMNIFICATION

21

Section 7.1

Survival

21

Section 7.2

Indemnification by Seller

22

Section 7.3

Indemnification by Buyer

22

Section 7.4

Scope of Seller’s Liability

22

Section 7.5

Scope of Buyer’s Liability

23

Section 7.6

Set-Off

23

Section 7.7

Claims

23

Section 7.8

Defense of Actions

23

ARTICLE VIII:

MISCELLANEOUS

24

Section 8.1

Notices

24

Section 8.2

Waivers and Amendments

24

Section 8.3

Remedies Not Exclusive

24

Section 8.4

Expenses

25

Section 8.5

Successors and Assigns; Third Party Beneficiaries

25

Section 8.6

Governing Law

25

Section 8.7

Counterparts

25

Section 8.8

Bulk Sales Law

25

Section 8.9

Headings; References

25

Section 8.10

Severability

25

Section 8.11

Entire Agreement

25

Section 8.12

Joint Participation

26

Section 8.13

Submission to Jurisdiction

26

EXHIBITS

Exhibit A

Schedule of Assets

Exhibit B

Schedule of Assumed Agreements

Exhibit C

Schedule of Excluded Assets

Exhibit D

Financial Statements

Exhibit E

Form of Manufacturing Agreement

Exhibit F

Products

Exhibit G

Payoff Letter

Exhibit H

Form of Bill of Sale

Exhibit I

Form of Assignment and Assumption Agreement

Exhibit J

Form of Assignment of Patents

Exhibit K

Form of Assignment of Trademarks

Exhibit L

Form of Sales and Use Tax Exemption Certificate

SCHEDULES

Schedule 3.3

Changes to Products Since Last 510(k) Filing

Schedule 3.5

Required Consents

Schedule 3.8

Contracts

Schedule 3.13(a)

Intellectual Property
Schedule 3.13(c)

Intellectual Property Subject to Restriction

Schedule 3.13(d)

Maintenance of Intellectual Property

Schedule 3.14

Environmental Matters

Schedule 5.7

Intellectual Property Matters

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of May 7, 2003 (the “Closing Date”), is by and between STERION INCORPORATED, a Minnesota corporation (“Seller”), and STERIS CORPORATION, an Ohio corporation (“Buyer”).

WITNESSETH:

WHEREAS, Seller conducts a business that manufactures, sells and distributes the Products (as defined herein) (the “Business”); and

WHEREAS, Buyer desires to purchase and assume from Seller, and Seller desires to sell and transfer to Buyer, certain of the assets and liabilities of Seller relating to the Business, upon the terms and subject to the conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and the agreements, covenants, representations, warranties and indemnities set forth in this Agreement, and for other good and valuable consideration had and received, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE I:
DEFINITIONS AND INTERPRETATIONS

Section 1.1 Definitions.

(a)

As used in this Agreement, the following defined terms have the meanings indicated below:

“Accounting Principles” means generally accepted accounting principles in the United States of America, as in effect on the date hereof, consistently applied.

“Adjustment Amount” means the difference between the Net Finished Goods Inventory and $265,000.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such Person.  For purposes of this definition, the term “control” (including its correlative meanings, “controlled by” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

“Assets” means all assets primarily used in the Business, including, without limitation, the property described on the Schedule of Assets attached hereto as Exhibit A, but specifically excluding the Excluded Assets.

“Assumed Agreements” means the contracts, contract rights, leases, licenses, bids, purchase orders, commitments and other agreements set forth on the Schedule of Assumed Agreements attached hereto as Exhibit B.

“Assumed Liabilities” means all obligations arising after the Closing Date pursuant to the Assumed Agreements.

“Confidentiality Agreement” means the Confidentiality Agreement, dated June 14, 2001, between Buyer and Seller, and affirmed by the Letter Agreement, dated October 2, 2002, between Buyer and Seller.

“Credit Agreement” means the Revolving Credit Agreement, dated as of May 25, 2001, between Seller and Crown Bank.

“Damages” means each and all of the following items: claims, losses (including, without limitation, losses of earnings), liabilities, obligations, payments, damages (including, without limitation, actual, incidental, consequential and punitive damages), charges, actions, suits, demands, assessments, awards, judgments, fines, penalties, diminution in value, amounts paid in settlement, and costs, fees and expenses (including, without limitation, interest that may be imposed in connection therewith, costs and expenses of investigation, suits, proceedings, demands and assessments and fees, expenses and disbursements of counsel, consultants and other experts).

“Environmental Law” means applicable statutes, rules, regulations, decisions and orders of any Governmental Body relating to the protection or restoration of the environment, human exposure to hazardous or toxic substances, or the use, storage, handling, production, disposal, discharge, control or clean-up of any hazardous or toxic substances, materials or wastes.

“Excluded Assets” means the assets of Seller not used primarily in the Business and the other property of Seller described on the Schedule of Excluded Assets attached hereto as Exhibit C.

“Excluded Liabilities” means all liabilities and obligations of Seller and its Affiliates other than the Assumed Liabilities.

“Financial Statements” means the unaudited statements of income of the Business for the fiscal years ended September 30, 2002 and 2001 and for the six-month period ended March 31, 2003 and sales data of the Products for the period beginning April 1, 2003 and ending the day preceding the Closing Date, each as set forth on Exhibit D attached hereto.

“Governmental Body” shall mean any court, department, body, board, bureau, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign.

“Hazardous Material” means any pollutant, toxic substance including polychlorinated byphenals, asbestos and asbestos-containing materials, toxic mold, hazardous waste, solid waste, hazardous material, hazardous substance, contaminant, petroleum, petroleum-containing materials, crude oil fraction thereof as defined in or the subject of any Environmental Law.

“Intellectual Property” means all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), and all improvements thereto, related to the manufacture, use, marketing, sale, design, development or distribution of the Products, (ii) patents, patent rights, patent applications and patent disclosures, together with all reissuances, continuations, divisionals, continuations-in-part, revisions, extensions and reexaminations thereof, related to the manufacture, use, marketing, sale, design, development or distribution of the Products, (iii) trade secrets and confidential information related to the manufacture, use, marketing, sale, design, development or distribution of the Products (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, and pricing and cost information), (iv) Marks and (v) copies and any tangible embodiments thereof (in whatever form or medium, including electronic media).

“Jacksonville Facility” means Seller’s manufacturing facility located in Jacksonville, Texas leased pursuant to the Lease Agreement, dated as of December 30, 1992, between Johnson & Johnson Medical Division of Ethicon, Inc. and Robert Nichols, and assigned to Seller on May 25, 2001.

“Knowledge of Seller” means all information that is actually known or, in the exercise of reasonable diligence, should be known, by any officer, director or employee of Seller engaged in the operation of the Business.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, claim, leasehold interest, tenancy, restriction, security interest or encumbrance of any nature whatsoever in respect of such property or asset.

“Manufacturing Agreement” means the Manufacturing Agreement, dated as of the Closing Date, between Buyer and Seller, in substantially the form of Exhibit E.

“Marks” means all rights of Seller in all trademarks, trade names, service marks, brand names, logos, designs, business and product names, slogans (and all registrations and application for registration of the same) related to the manufacture, use, marketing, sale, design, development or distribution of the Products other than the Sterion Mark, together with all goodwill and secondary meaning associated therewith.

“Material Adverse Effect” means any event or situation that has a material adverse effect on the business, operations, assets, liabilities, results of operations, cash flows or financial condition of the Business taken as a whole, except any such effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby, (ii) changes or conditions affecting the sterilization container industry generally, (iii) changes in economic, regulatory or political conditions generally or (iv) resignations or departures of employees.

“Net Finished Goods Inventory” means as of a particular date the total book value, net of applicable reserves, of all finished Products held for sale.

“Ordinary Course of Business” means, with respect to an action taken by a Person, such action will be deemed to have been taken in the “Ordinary Course of Business” only if (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person and (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, group, trust, business trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Products” means the rigid sterilization containers and related accessories, including the container lids, bases and trays and the filters that are used with such containers, each as manufactured or processed by Seller at the Jacksonville Facility on the date hereof and/or the products set forth on Exhibit F.

“Sterion Mark” means the rights of Seller in all trademarks, trade names, service marks, brand names, logos, designs, business and product names, slogans (and all registrations and applications for registration of the same) using STERION, alone or in combination with other words and/or design elements, and all goodwill and secondary meaning associated therewith.

“Tax” and “Taxes” means all present or future taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, value added, real estate, sales, payroll, transfer and franchise taxes imposed by any federal, state, county or local government, or a subdivision or agency thereof.  Such term shall include any interest, penalties, or additions payable in connection with such taxes, charges, fees, levies, duties or other assessments.

“Tax Return” means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Transaction Documents” means, except for this Agreement and the Manufacturing Agreement, all of the documents, agreements and instruments executed or to be executed in connection with this Agreement.

“Warranty Forms” means the written warranty described on (i) Seller’s marketing material under the caption “Sterion Warranty for Sterilization Container System,” (ii) the form of the French Sterion Warranty for Gasket and (iii) the form of the certificate for the 5-year Warranty provided by Johnson & Johnson Medical, Inc.

(b)

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accountant’s Price Adjustment Statement	2.3(a)(iv)
Accountants	2.3(a)(iv)
Agreed Rate	2.3(b)
Agreement	Preamble
Allocation	2.5
Business	Recitals
Buyer	Preamble
Buyer’s Price Adjustment Statement	2.3(a)(i)
Claim	7.7
Closing	2.4(a)
Closing Date	Preamble
Cleveland Clinic Agreement	2.4(b)(v)
Contracts	3.8(a)
Indemnified Party	7.7
Indemnifying Party	7.7
J&J PO	2.4(b)(v)
Material Customer	3.7(g)
Notice of Disagreement	2.3(a)(iii)
Orders	3.10(a)
Presbyterian PO	2.4(b)(v)
Purchase Price	2.2
Purchase Price Adjustment Due Date	2.3(b)
Reports	3.15
Required Consents	3.5
Seller	Preamble
Seller Affiliated Entity	5.2(b)
Seller Competing Activities	5.2(a)
Seller’s Price Adjustment Statement	2.3(a)(ii)
STERIS Mark	6.6
Survival Period	7.1

ARTICLE II:
PURCHASE OF ASSETS;
ASSUMPTION OF LIABILITIES

Section 2.1 Conveyance.  Seller hereby sells, assigns, conveys, transfers and delivers to Buyer all of Seller’s right, title and interest in and to the Assets and the Assumed Agreements and hereby assigns and transfers to Buyer the Assumed Liabilities.  Buyer hereby purchases and acquires from Seller all of Seller’s right, title and interest in and to the Assets and the Assumed Agreements, and hereby assumes from Seller the Assumed Liabilities.

Section 2.2 Purchase Price.  In consideration of the sale, assignment, conveyance, transfer and delivery of the Assets and Assumed Agreements pursuant to this Agreement, Buyer hereby pays to Seller an amount equal to $2,900,000 (the “Purchase Price”) in immediately available funds.

Section 2.3 Purchase Price Adjustment.

(a)

Within 60 days after the Closing Date, Buyer shall deliver to Seller a statement (the “Buyer’s Price Adjustment Statement”) setting forth the Net Finished Goods Inventory as of the Closing Date.  If Buyer fails to deliver the Buyer’s Price Adjustment Statement to Seller within 60 days after the Closing Date, the Net Finished Goods Inventory shall be deemed to be an amount equal to $265,000, and this amount shall be final and binding upon the parties hereto.

(i)

If Buyer timely delivers the Buyer’s Price Adjustment Statement to Seller and Seller delivers a notice of disagreement with the Buyer’s Price Adjustment Statement to Buyer within 30 days after receipt of the Buyer’s Price Adjustment Statement, Seller shall have the right to prepare and deliver to Buyer within 60 days after receipt of the Buyer’s Price Adjustment Statement its own statement setting forth the Net Finished Goods Inventory (“Seller’s Price Adjustment Statement”) prepared in accordance with the Accounting Principles.  If Seller fails to deliver the Seller’s Price Adjustment Statement to Buyer within 60 days after receipt of the Buyer’s Price Adjustment Statement, the Buyer’s Price Adjustment Statement shall be final and binding upon the parties hereto.

(ii)

If Seller timely delivers the Seller’s Price Adjustment Statement to Buyer and Buyer fails to deliver a notice of disagreement (a “Notice of Disagreement”) with the Seller’s Price Adjustment Statement to Seller within 30 days after receipt of the Seller’s Price Adjustment Statement, the Seller’s Price Adjustment Statement shall be final and binding upon the parties hereto.

(iii)

If Buyer delivers a timely Notice of Disagreement to Seller, Buyer and Seller shall select independent certified public accountants to be mutually agreed upon (the “Accountants”), who shall determine the Net Finished Goods Inventory at the Closing Date in accordance with the Accounting Principles (the “Accountant’s Price Adjustment Statement”), and that determination shall be final and binding upon the parties hereto.  The fees and expenses of the Accountants selected by Buyer and Seller pursuant to this  shall be divided equally between Buyer and Seller.

(b)

Not later than three business days after the determination of the Net Finished Goods Inventory in accordance with  (such third business day being the “Purchase Price Adjustment Due Date”), if the Adjustment Amount is positive, Buyer shall pay such amount to Seller, by wire transfer of immediately available funds to such bank account as Seller shall designate in writing to Buyer, plus interest thereon from the Closing Date through the date of payment at the prime rate published by the Wall Street Journal on the Purchase Price Adjustment Due Date, or if that rate is no longer published, a comparable rate (in either case, the “Agreed Rate”).

(c)

On or before the Purchase Price Adjustment Due Date, if the Adjustment Amount is negative, Seller shall pay to Buyer, by wire transfer of immediately available funds to such bank account as Buyer shall designate in writing to Seller, the absolute value of such amount, plus interest thereon from the Closing Date through the date of payment at the Agreed Rate.

Section 2.4 Closing and Deliveries.

(a)

Closing.  The closing of the purchase and sale of the Assets and the Assumed Agreements and the assumption of the Assumed Liabilities (the “Closing”) shall take place by exchanging authorized signatures on duplicate originals of this Agreement on the Closing Date.  Legal title, equitable title and risk of loss with respect to the Assets will pass to Buyer at 12:01 a.m. (Eastern Time) on the Closing Date and the transfer of the Assets will be deemed effective for tax, accounting and other computational purposes as of 12:01 a.m. (Eastern Time) on the Closing Date.

(b)

Deliveries by Seller at Closing.  Concurrently with the execution of this Agreement, Seller is delivering or causing to be delivered to Buyer the following items:

(i)

a certificate of Seller’s Secretary or an Assistant Secretary, dated the Closing Date, certifying (i) the incumbency of the officers signing this Agreement, the Manufacturing Agreement and the Transaction Documents on behalf of Seller, (ii) the resolutions of the Board of Directors of Seller authorizing the execution and delivery by Seller of this Agreement and all other documents referred to herein, including the Manufacturing Agreement and the Transaction Documents, or related hereto and the consummation of the transactions contemplated hereby and thereby, including the transfer of the Assets provided for hereunder, and (iii) Seller’s organizational documents attached to such certificate to be true, complete and in full force and effect and unmodified as of the Closing Date;

(ii)

a certificate of good standing of Seller of recent date from the Secretary of State of the State of Minnesota;

(iii)

a certificate of good standing of Seller of recent date from the Secretary of State of the State of Texas;

(iv)

possession of all the Assets (including constructive possession of such Assets as are at customer or vendor locations and physical possession of all other Assets);

(v)

evidence that the Required Consents have been obtained, except with respect to (A) the Purchase Order, dated February 21, 2003, by and between Advanced Sterilization Products Service, Inc., a subsidiary of Johnson & Johnson Medical Division of Ethicon, Inc. and Seller (the “J&J PO”), (B) the Purchase Order, dated October 23, 2002, by and between Presbyterian Healthcare Services and Seller (the “Presbyterian PO”) and (C) the agreement, dated March 26, 2003, by and between Seller and the Cleveland Clinic Foundation (the “Cleveland Clinic Agreement”);

(vi)

a duly executed payoff letter from Crown Bank committing Crown Bank to the release of all Liens on the Assets, dated as of the Closing Date, in substantially the form of Exhibit G;

(vii)

a duly executed bill of sale and assignment, dated as of the Closing Date, in substantially the form of Exhibit H, and any other necessary assignment documents, transferring, assigning and conveying the Assets to Buyer;

(viii)

a duly executed instrument of assignment and assumption relating to the Assumed Agreements, dated as of the Closing Date, in substantially the form of Exhibit I;

(ix)

a duly executed Manufacturing Agreement;

(x)

a duly executed Assignment of Patents, dated as of the Closing Date, in substantially the form of Exhibit J; and

(xi)

a duly executed Assignment of Trademarks, dated as of the Closing Date, in substantially the form of Exhibit K.

(c)

Deliveries by Buyer at Closing.  Concurrently with the execution of this Agreement, Buyer is delivering or causing to be delivered to Seller the following items:

(i)

an amount equal to the Purchase Price;

(ii)

a duly executed instrument of assignment and assumption relating to the Assumed Agreements, dated as of the Closing Date, in substantially the form of Exhibit H;

(iii)

a duly executed Manufacturing Agreement;

(iv)

a duly executed Assignment of Patents, dated as of the Closing Date, in substantially the form of Exhibit I;

(v)

a duly executed Assignment of Trademarks, dated as of the Closing Date, in substantially the form of Exhibit J; and

(vi)

a resale certificate for the purchase of tangible personal property from Seller for resale by Buyer in the State of Texas, in substantially the form of Exhibit L.

Section 2.5 Allocation of Purchase Price.  Within 90 days after the Closing Date, the parties agree that the Purchase Price and the Assumed Liabilities shall be allocated among the Assets as specified by Buyer (the “Allocation”).  In the event of any adjustment in the Purchase Price pursuant to Section 2.3, the Adjustment Amount shall be allocated to or deducted from inventory in an amount equal to the actual increase or decrease.  Buyer and Seller agree to (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all Tax Returns (including, without limitation, filing Form 8594 with its federal income Tax Return for the taxable year that includes the Closing Date) and (iii) take no position inconsistent with the Allocation for all Tax purposes.

Section 2.6 Assumption of Liabilities.  Buyer shall perform and discharge all obligations under the Assumed Agreements arising after the Closing Date as and when such obligations become due.  Except as specifically provided in this Agreement, Buyer shall not assume or be obligated to pay, perform or otherwise discharge any Excluded Liabilities.

Section 2.7 Sales and Transfer Taxes and Fees.  All applicable sales, transfer, documentary, use, filing, recording and other Taxes and fees that may be levied on the sale, assignment, transfer or delivery of the Assets to be sold and transferred as provided herein shall be borne by Seller.  Seller shall be responsible for federal and state Taxes imposed for gains, if any, on the sale of the Assets.

Section 2.8 Non-Assignability of the Assumed Agreements.  Seller assigns its rights and obligations under the Assumed Agreements only to the extent that such rights and obligations are assignable under such Assumed Agreements and applicable law, and no action hereunder shall constitute an assignment thereof except to such extent; provided, that to the extent consent of a third party to the assignment of any Assumed Agreement by Seller to Buyer is required pursuant to the terms of such Assumed Agreement or applicable law, no assignment or attempted assignment will be deemed to have been effected by the provisions of this Agreement without such consent.  To the extent that Seller cannot assign any contracts or agreements that would otherwise constitute Assumed Agreements, Seller will use all reasonable efforts to enter into (and Buyer will use reasonable efforts to cooperate with) arrangements sufficient to provide equivalent benefits and burdens to Buyer without additional cost to Buyer.

ARTICLE I:
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof as follows:

Section 3.1 Corporate Existence and Power.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, lease and operate the Assets and to carry on the Business as it is presently conducted.  Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which it is required to do so.  Seller is the only Person through which the Business is conducted, or which owns, leases or uses the Assets and other assets related to the Business.

Section 3.2 Corporate Authorization.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within Seller’s corporate powers and have been duly authorized by all necessary corporate action on the part of Seller.  This Agreement, the Manufacturing Agreement and each Transaction Document has been duly authorized, executed and delivered by Seller, and, assuming that this Agreement, the Manufacturing Agreement and each Transaction Document to be executed by Buyer has been duly authorized, executed and delivered by Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws of general application relating to creditors’ rights.

Section 3.3 Government Authorization.  Seller has all governmental licenses, authorizations, permits, consents and approvals required to carry on the Business as now conducted.  Each of such governmental licenses authorizations, permits, consents and approvals (i) are in full force and effect, (ii) will not be adversely affected by the consummation of the transactions contemplated by this Agreement, the Manufacturing Agreement or the Transaction Documents and (iii) is, or upon its expiration will be, renewable on its existing terms.  The execution, delivery and performance by Seller of this Agreement, the Manufacturing Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby require no consent, waiver, approval, authorization, permit or action by or in respect of, or notification to or filing with, any Governmental Body.  With respect to each Product for which a 510(k) filing has been made with a Governmental Body, (i) Schedule 3.3 lists all of the changes that have been made to such Product since the date of the last 510(k) with respect to such Product and (ii) no changes made to such Product since the date of the last 510(k) filing with respect to such Product require any new or amended 510(k) filing with a Governmental Body.

Section 3.4 Noncontravention.  The execution, delivery and performance by Seller of this Agreement, the Manufacturing Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not  violate the certificate of incorporation or bylaws of Seller,  violate any applicable law, rule, regulation, judgment, injunction, order or decree,  assuming receipt of the Required Consents, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit relating to the Business to which Seller is entitled under, any provision or any agreement or other instrument binding upon Seller or the Assets,  constitute an event that, after notice or lapse of time or otherwise would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of the Assets or  constitute an event that, with the lapse of time or action by a third party, would result in the creation or imposition of any Lien on any Assets.

Section 3.5 Required Consents.  Schedule 3.5 sets forth each agreement or instrument binding upon Seller or the Assets requiring a consent or other action by any Person as a result of the execution, delivery and performance of this Agreement, the Manufacturing Agreement or any of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby (the “Required Consents”).

Section 3.6 Financial Statements.   Prior to the Closing Date, Seller has delivered to Buyer true, complete and correct copies of the Financial Statements.  The Financial Statements present fairly the financial condition of Seller as of the dates thereof and the results of Seller’s operations for the periods represented therein.  The Financial Statements have been prepared in conformity with the Accounting Principles and are derived from and consistent with the books and records of Seller.  There are no liabilities or obligations of any nature whatsoever relating to the Business or the Assets, whether written, oral, absolute, accrued, contingent, known, unknown or otherwise, except (i) as disclosed in the Financial Statements, (ii) for those arising since September 30, 2002 in the Ordinary Course of Business of the Business or (iii) the Excluded Liabilities.

Section 3.7 Absence of Certain Changes.  Since September 30, 2002, Seller has conducted the Business in the Ordinary Course of Business and there has not been:

(a)

any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have a Material Adverse Effect;

(b)

any sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Business or creation or other incurrence of any Lien on any Asset;

(c)

any damage, destruction or other casualty loss affecting a material amount of the assets of the Business;

(d)

any transaction or commitment made, or any contract or agreement entered into, by Seller relating to the Assets or the Business or any relinquishment of any contract or agreement or other right, in any case, in an amount exceeding $25,000 individually, or the termination of, or receipt of notice of termination of, (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement to which Seller is a party, or (ii) any other contract or agreement or transaction involving a total remaining commitment by or to Seller of at least $25,000;

(e)

any change in Seller’s accounting methods, principles or practices;

(f)

any cancellation or waiver of any claims or rights with a value to Seller in excess of $25,000;

(g)

any loss of any customer or groups of related customers representing $25,000 worth of sales (a “Material Customer”) of Seller in the year ending September 30, 2002, and no Material Customer has indicated that it intends to reduce the volume of business it does with the Seller, reduce the price it will pay for products, goods or services from the Seller, develop alternative sources of supply for business of a type currently being done by the Seller, relocate the place at which the products produced and sold by it must be produced, warehoused or delivered, or seek any other change in the terms pursuant to which such Material Customer uses the products, goods or services of the Business;

(h)

any Material Customer that has threatened to take any action described in Section 3.7(g) as a result of the consummation of the transactions contemplated hereby; or

(i)

any agreement or understanding entered into by Seller to do any of the foregoing.

Section 3.8 Contracts and Commitments.

(a)

Schedule 3.8 identifies each of the following types of contracts, agreements, undertakings, guarantees and commitments (“Contracts”) currently in effect to which Seller is a party in connection with the Business or to which any of the Assets are bound:

(i)

any sales, distribution or other similar Contract providing for the sale by Seller of Products, materials, supplies, goods, services, equipment or other assets, which requires aggregate future payments in excess of $25,000 or has an unexpired term of greater than 12 months;

(ii)

any Contract pursuant to which a third-party received or has the right to receive a security interest in any of the Assets;

(iii)

any agency, dealer, sales representative or other similar Contract that requires aggregate future payments in excess of $25,000 or has an unexpired term of greater than 12 months;

(iv)

any Contract relating to the acquisition or disposition of any part of the Business;

(v)

any lease for manufacturing sites used by the Business;

(vi)

any amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(b)

Prior to the Closing Date, Seller has delivered to Buyer a true, complete and correct copy of each Contract identified in Schedule 3.8.

(c)

Each of the Assumed Agreements constitutes a valid, binding and enforceable agreement of Seller and the other party or parties thereto and is in full force and effect.  Seller is not in, nor alleged to be in, breach or default under any of the Assumed Agreements, no other party to any of the Assumed Agreements is in breach or default thereunder and no event has occurred that with notice or lapse of time would constitute a breach or default thereunder.  None of the Assumed Agreements in any way purports to restrict the Business or limit the freedom of Seller to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset or Product or which would so restrict or limit the freedom of Buyer after the Closing.

(d)

Seller has performed all obligations required to be performed by it to date under the Assumed Agreements.

Section 3.9 Litigation.  There is no claim, action, suit, investigation or proceeding pending or, to the Knowledge of Seller, threatened against or related to Seller in respect of the conduct of the Business or the Assets before any arbitrator or any Governmental Body.

Section 3.10 Compliance with Laws and Court Orders.

(a)

Seller is not in violation of any law, rule, regulation, ordinance, judgment, injunction, permit, order or decree that is applicable to the Assets or Seller’s conduct of the Business (collectively, “Orders”).

(b)

No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Orders or (ii) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(c)

Seller has not received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Order or (ii) any actual, alleged, possible, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(d)

There are no outstanding Orders, injunctions or decrees of any Governmental Body that apply to the Assets or the Business that restrict the ownership, disposition or use of the Assets or the conduct of the Business.

Section 3.11 Real Property.  The Assets include no owned real property of any kind and the Assumed Agreements include no real property leases of any kind.

Section 3.12 Title to the Assets; Condition of the Assets; Sufficiency of Assets.

(a)

Seller has, and at the Closing, Seller will deliver to Buyer, good, valid and marketable title to all of the Assets, free and clear of all Liens.

(b)

The Assets are in good operating condition and repair, and are adequate for the uses to which they are being put.  All Assets consisting of inventory are of a quality and quantity usable and saleable in the Ordinary Course of Business.

(c)

Except for the assets listed on Exhibit C, the Assets constitute all of the assets necessary for the conduct of the Business as presently conducted by Seller.

Section 3.13 Intellectual Property.

(a)

Schedule 3.13(a) sets forth all of the Intellectual Property owned by Seller and all of the Intellectual Property to which Seller has rights to use, which constitutes all of the Intellectual Property related to the Business.  Except as set forth in Schedule 3.13(a), Seller is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property and has not granted, nor does there exist by implication or operation of law, any license or other right in respect thereof which does or which will, subsequent to the Closing, permit or enable anyone other than Buyer to use any of the Intellectual Property.

(b)

There are no licenses, sublicenses and other agreements to which Seller is a party and pursuant to which any Person is authorized to use any of the Intellectual Property.  Seller has valid and enforceable licenses to use any Intellectual Property that is not owned exclusively by Seller.

(c)

Except as set forth on Schedule 3.13(c), no Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by Seller with respect to the Business or restricting the licensing thereof by Seller to any Person.

(d)

Except for the registrations or applications for registration separately listed in Schedule 3.13(a), Seller does not have any registrations or applications for registration of any Intellectual Property rights used primarily in connection with the Business or any of the Assets.  Except as set forth on Schedule 3.13(d), Seller has taken all necessary and desirable action to maintain and protect the Intellectual Property, all of the Intellectual Property is currently in compliance with legal requirements (including payment of filing, examination and maintenance or annuity fees and proofs of working or use), and is not subject to any maintenance or annuity fees or taxes or actions falling due within 60 days after the Closing Date.

(e)

No claims are pending or threatened against Seller  to the effect that the conduct of the Business or use of the Intellectual Property infringes on or otherwise violates any patents, trademarks, copyrights or trade secrets in which a third party has any rights or  challenging the validity, enforceability, use or ownership of any of the Intellectual Property transferred to Buyer as part of the Assets, or any rights of Seller therein.  Seller has not, by virtue of conducting the Business, infringed, misappropriated or otherwise conflicted with any patent, trademark, copyright or trade secret rights or other rights of any third Persons and Seller is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as currently conducted.  Seller is unaware of any Person that is infringing or otherwise violating any of the Intellectual Property.  Seller owns or possesses, and conveys to Buyer, adequate licenses or other rights to use all Intellectual Property necessary to permit Seller to conduct the Business as presently conducted by Seller.

Section 3.14 Environmental Matters.  None of the Jacksonville Facility, Assets, Business or Seller has been in violation or presently is in violation of any Environmental Laws.  There have been no releases of any material into the environment involving the Assets or the Business or at the Jacksonville Facility, nor have there been any actions, activities, circumstances, conditions, events, incidents or contractual obligations that may or could give rise to any common law or other legal liability, or any responsibility to undertake or incur costs for any investigation, cleanup, remedial response or corrective action, on the part of Seller (or, after Closing, Buyer) relating to the Assets, the Business or the Jacksonville Facility.  Seller has not entered into, and Seller, the Assets, the Business and the Jacksonville Facility have not or been subject to, any consent decree, compliance order or administrative order pursuant to any Environmental Law, received any communication alleging a violation of any Environmental Law or indicating potential responsibility for response costs or remediation with respect to a release or threatened release of any Hazardous Material, been subject to any release reporting, cleanup, remediation or corrective action requirements under any Environmental Law, or had a lien imposed on any of its property or assets or the Jacksonville Facility under any Environmental Law.  Seller has made available to Buyer all environmental and worker health and safety audits, reports, studies and investigations within its possession or accessible to Seller that relate to the Jacksonville Facility, the Business or any of the Assets, which audits, reports, studies and investigations are listed on Schedule 3.14.

Section 3.15 Reports.  Seller has filed all reports, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Exchange Act of 1934 (all such reports and statements are collectively referred to herein as the “Reports”).  As of their respective dates, the Reports, including the financial statements contained therein, complied in all respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which they were filed, except to the extent the information in any Report has been revised or superseded by a later filed Report, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.16 Finders’ Fees.  There is no investment banker, broker, financial advisor, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement, the Manufacturing Agreement or the Transaction Documents.

Section 3.17 Warranty Obligations and Rebates.

(a)

There are no warranty obligations that are outside the Ordinary Course of Business with respect to Products sold, rented or otherwise conveyed by Seller to any third parties.

(b)

Except for express written product warranties made by Seller on the Warranty Forms, true, accurate and complete copies of which have been made available to Buyer, Seller has not made and does not make any express or implied product warranties or altered, amended, varied or expanded any manufacturers’ product warranties in connection with the sale of any Products.

(c)

True and complete lists and descriptions of any and all customer rebates, discounts or reimbursement programs or special terms or conditions (including, without limitation, products supplied to customers on a demonstration basis, but excluding any purchase order terms) that have been offered by Seller in connection with the Business at any time prior to the Closing Date and pursuant to which any obligations and liabilities of Seller, of any nature whatsoever, whether matured or unmatured, remain outstanding have been delivered electronically by Seller to Buyer.

Section 3.18 Taxes.  Seller has filed or caused to be filed on a timely basis all Tax Returns required to be filed with respect to Seller’s operation of the Business pursuant to applicable law, and all such Tax Returns are correct and complete.  Seller has paid or made provision for the payment of all Taxes with respect to Seller’s operation of the Business and the transactions contemplated by this Agreement and the Transaction Documents that have or may become due and payable as of the Closing Date.

Section 3.19 Solvency.  Seller is not, and after giving effect to the transactions contemplated by this Agreement and the Transaction Documents, will not be, (i) insolvent within the meaning of Title 11 of the United States Code or the laws of the State of Minnesota, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.  Immediately after the consummation of the transactions contemplated by this Agreement and the Transaction Documents, the fair value and present fair saleable value of the assets of Seller (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities (on a consolidated basis).

ARTICLE I:
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date hereof as follows:

Section 4.1 Corporate Existence and Power.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to carry on its business as it is now conducted.

Section 4.2 Corporate Authorization.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws of general application relating to creditors’ rights.

Section 4.3 Governmental Authorizations.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any Governmental Body.

Section 4.4 Noncontravention.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not  violate the certificate of incorporation or bylaws of Buyer,  violate in any material respects any applicable law, rule, regulation, judgment, injunction, order or decree or  require any consent, approval, authorization or other action by any Person under any agreement or other instrument binding upon Buyer.

Section 4.5 Litigation.  There is no action, suit, investigation or proceeding pending against, or threatened against or affecting, Buyer before any arbitrator or any Governmental Body that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 4.6 Finders’ Fees.  There is no investment banker, broker, financial advisor, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates in connection with the transactions contemplated by this Agreement, the Manufacturing Agreement or the Transaction Documents.

ARTICLE II:
COVENANTS OF SELLER AND BUYER

Section 5.1 Access to Information.  On and after the Closing Date, Seller will, upon reasonable and adequate prior notice, afford promptly to Buyer and its agents reasonable access to its books of account, financial and other records (including, without limitation, accountant’s work papers), information, employees and auditors to the extent necessary or useful to Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business; provided, that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller.  Buyer shall bear all out-of-pocket costs and expenses (including, without limitation, attorneys’ fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

Section 5.2 Noncompetition.

(a)

For a period commencing on the Closing Date and ending on the later of the date that is five years after the Closing Date or the date that is two years after the date of termination of the Manufacturing Agreement, Seller and its Affiliates shall not, directly or indirectly, own (or have more than a 10% ownership interest in), manage, operate, manufacture or consult with or for any business that manufactures, markets, sells, designs, develops or distributes sterilization containers or related accessories, including container lids, bases and trays and the filters that are used with such containers, anywhere in the world (“Seller Competing Activities”); provided, however, that Seller Competing Activities shall in no case include (i) any business of Seller that is not the manufacture, marketing, sale, design, development or distribution of the Products and such sterilization containers and related accessories substantially similar to the Products, (ii) the performance by Seller of its obligations under the Manufacturing Agreement, or (iii) subject to Seller’s obligations under the Manufacturing Agreement, Seller’s entering into and performing, with STERIS’s prior written consent, any contract manufacturing agreement with a third party that is not an Affiliate of Seller to manufacture products that may compete with the Products.

(b)

Seller and Buyer expressly acknowledge and agree that Seller’s acquisition of or acquisition by or merger with a third party (a “Seller Affiliated Entity”) engaged in the Seller Competing Activities will not constitute a breach of Seller’s obligations under  if the gross revenues of such Seller Affiliated Entity derived from the Seller Competing Activities do not exceed 10% of such Seller Affiliated Entity’s total gross revenues, such percentage to be determined by reference to the gross revenues of such Seller Affiliated Entity for its most recently completed fiscal year as of the date of the acquisition or merger.

(c)

From and after the Closing Date, neither Seller nor its Affiliates shall solicit Buyer’s employees, provided, however, that Seller shall not be prevented from hiring any of Buyer’s employees who (i) are discharged by Buyer, (ii) terminate their employment with Buyer without Seller’s or its Affiliates’ intervention, (iii) independently solicit employment with Seller or its Affiliates, or (iv) respond to a general employment solicitation of Seller or its Affiliates.

(d)

From and after the Closing Date, neither Buyer nor its Affiliates shall solicit Seller’s employees, provided, however, that Buyer shall not be prevented from hiring any of Seller’s employees who (i) are discharged by Seller, (ii) terminate their employment with Seller without Buyer’s or its Affiliates’ intervention, (iii) independently solicit employment with Buyer or its Affiliates, or (iv) respond to a general employment solicitation of Buyer or its Affiliates.

(e)

In the event that any of the restrictions set forth in this  shall be determined by a court of competent jurisdiction to be invalid or unenforceable by reason of its extending over too great a period of time or over too great a geographical area or by reason of it being too extensive in any other respect, such restriction shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action; provided, however, that in each case such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such restriction in the particular jurisdiction in which such determination is made and not with respect to any other restriction or jurisdiction.

(f)

Seller agrees that monetary damages may not adequately compensate Buyer for the breach or threatened breach of this . Because the breach or threatened breach of this  may result in irreparable injury to Buyer, as Seller expressly acknowledges herein, Buyer shall be entitled to any legal or equitable remedies to enforce this , including specific performance thereunder.  In all cases, Buyer shall be also entitled to any other remedies available at law, including damages, as a result of the above breaches.

Section 5.3 Further Assurances.  Seller and Buyer shall from time to time, and without further consideration, promptly execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good, valid and marketable title to the Assets.  Except as otherwise provided herein, all out-of-pocket expenses involved in honoring such requests shall promptly be reimbursed by the requesting party to the other.

Section 5.4 Transition Assistance.  Seller shall use its commercially reasonable efforts for 90 days following the Closing Date to transition the Business to Buyer or its designees, which shall include but not be limited to Seller’s (i) explanation to Buyer or its designees of all training materials, (ii) full disclosure to Buyer of all sales contacts and customers, together with all pertinent information related thereto, (iii) introduction of Buyer to the primary contact person associated with each material sales account with whom Seller has a relationship, (iv) full disclosure to Buyer of all designs, formulas, data and manufacturing techniques and methods used by Seller to manufacture and sell the Products, including providing technical training to Buyer’s employees or its designees.  Buyer agrees to reimburse Seller for all reasonable documented travel expenses Seller incurs to perform its obligations under this .

Section 5.5 Public Announcements.  No party to this Agreement shall originate any publicity, news release or other public announcement, written or oral, whether relating to this Agreement or the existence of any arrangement between the parties hereto, without the prior written consent of the other party whether named in such publicity, news release or other public announcement or not, except where such publicity, news release or other public announcement is required by law or the rules of any securities exchange; provided that in such event, the party issuing same shall still be required to consult with the other party whether named in such publicity, news release or public announcement or not, a reasonable time prior to its release to allow the other party to comment thereon and, after its release, shall provide the other party with a copy thereof.

Section 5.6 Payments from Third Parties.  In the event that, on or after the Closing Date, either party shall receive any payments or other funds due to the other pursuant to the terms hereof or otherwise, then the party receiving such funds shall promptly forward such funds to the proper party.

Section 5.7 Intellectual Property Matters.  Within 90 days after the Closing Date, Seller shall file, or cause to be filed, at its sole expense, all documentation necessary for the Commissioner of Patents and Trademarks and other similar Governmental Bodies to record the Seller as owning (as of the Closing Date) all right, title and interest in and to the Intellectual Property and Seller shall deliver to the Buyer written evidence thereof certified by the Seller or the Seller’s agent; provided, however, that with respect to the Intellectual Property set forth on Schedule 5.7, Seller shall at Buyer’s request file, or cause to be filed, upon commercially reasonable terms to be agreed by Buyer and Seller from time to time, all documentation necessary for the Commissioner of Patents and Trademarks and other similar Governmental Bodies to record the Seller as owning (as of the Closing Date) all right, title and interest in and to the Intellectual Property set forth on such Schedule 5.7.  In addition, Seller shall provide Buyer cooperation and assistance (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required) at Buyer’s request and expense:  (1) in the preparation and prosecution of any applications covering the Intellectual Property; (2) in the prosecution or defense of any interference, opposition, reexamination, reissue, infringement or other proceedings that may arise in connection with any of the patent rights assigned herein, including, without limitation, testifying as to any facts relating to the patent rights assigned herein; (3) in obtaining any additional patent protection that Buyer may deem appropriate which may be secured under the laws now or hereafter in effect in the United States or any other country; and (4) in the implementation or perfection of the assignment of the Intellectual Property from Seller to Buyer.  Buyer shall reimburse out-of-pocket costs incurred by Seller in connection with Seller’s performance of this covenant.

Section 5.8 Post-Closing Consents.  Within 30 days after the Closing Date, Seller shall deliver the Required Consents with respect to the J&J PO, the Presbyterian PO and the Cleveland Clinic Agreement.

Section 5.9 Payoff Under Credit Agreement.  Seller shall (i) as promptly as practicable on the Closing Date pay to Crown Bank the full payment of all amounts due under the Credit Agreement including all amounts due under the Revolving Note and the Term Note (each as defined in the Credit Agreement), and (ii) within three business days of the Closing Date obtain the release of, and make such filings as necessary to effect the release of, any Lien in favor of Crown Bank on the Assets .

ARTICLE III:
LICENSE FROM SELLER TO BUYER

Section 6.1 Grant.  Subject to the terms and conditions of this Agreement, Seller grants to Buyer, and Buyer accepts from Seller, a worldwide, non-exclusive, non-transferable, royalty-free right and license, including the right to sublicense, to use the Sterion Mark  to sell any finished Products or use any packaging supplies or promotional materials included in the Assets and  to sell any finished Products manufactured under the Manufacturing Agreement that contain the Sterion Mark.

Section 6.2 Reservation of Rights.  Except as expressly set forth in this Agreement, Seller reserves all rights, title and interests in, to and under the Sterion Mark.  No right or license is granted by Seller to Buyer, whether expressly, impliedly, by estoppel or otherwise, in, to or under the Sterion Mark or any other technologies and products owned by or licensed to Seller, except as expressly set forth in .

Section 6.3 Termination of the Sterion License.  The license granted to Buyer pursuant to  shall automatically terminate on a date that is 180 days after the Closing Date and may be earlier terminated (i) by Seller upon 30 days notice if Buyer materially breaches any of its obligations under this Article VI, such notice to be effective unless Buyer cures such breach within the 30-day period and (ii) by Buyer upon notice.

Section 6.4 Duty of Buyer Upon Termination.  Upon termination of the license granted to Seller pursuant to , Buyer shall discontinue the use of the Sterion Mark with respect to the license granted under  once all Products containing the Sterion Mark have been sold.

Section 6.5 Filling Customer Orders.  Buyer shall use its best efforts to fill customer orders with Products containing the Sterion Mark before filling customer orders with Products that do not contain the Sterion Mark.

Section 6.6 Cooperation.  Seller consents to use and registration by Buyer of the STERIS trademark, service mark, logo and related design (the “STERIS Mark”) of any applications for the STERIS Mark in connection with the Products and with Buyer’s business.  Seller will not challenge, bring suit, oppose, petition to cancel, or otherwise challenge Buyer’s use of, applications for, or registrations of the STERIS Mark.  Further, Seller agrees that Buyer may file a copy of this Agreement with the United States Patent and Trademark Office in support of any applications for the STERIS Mark.  If either party should require any further written consent to secure registration for any mark the use of which is expressly consented to or permitted by this Agreement, the other party agrees to provide such consent as may be appropriate consistent with the terms of this Agreement.  Seller acknowledges and agrees that Buyer’s use of the STERIS Mark is not likely to cause confusion or mistake with Seller’s use of the Sterion Mark or to deceive in any way their respective customers, consumers, or the general public when applied as presently done in commerce.  Buyer consents to use and registration by Seller of the Sterion Mark.  Buyer will not challenge, bring suit, oppose, petition to cancel or otherwise challenge Seller’s use of, applications for, or registrations of the Sterion Mark.  Further, Buyer agrees that Seller may file a copy of this Agreement with the United States Patent and Trademark Office in support of any applications for the Sterion Mark.  Buyer acknowledges and agrees that Seller’s use of the Sterion Mark is not likely to cause confusion or mistake with Buyer’s use of the STERIS Mark or to deceive in any way their respective customers, consumers, or the general public when applied as presently done in commerce.  If any instance of actual confusion should come to the attention of either party, then, upon discovery or notice thereof, the parties shall use their commercially reasonable efforts to take appropriate correction in the marketplace so as to avoid and eliminate such confusion in the future.

ARTICLE IV:
SURVIVAL; INDEMNIFICATION

Section 7.1 Survival.  The representations and warranties of the parties hereto contained in this Agreement and in the Transaction Documents shall survive the Closing until the date that is two years after the Closing Date, and shall then expire and be of no force or effect; provided, however, that  the representations and warranties of Seller in  (Taxes) shall survive until 30 days following the expiration of the applicable statute of limitations period (taking into account any suspensions, tolling or other extension allowed under applicable law),  the representations and warranties of Seller in  (Intellectual Property) shall survive until the date that is five years after the Closing Date,  the representations and warranties of Seller in  (Corporate Existence and Power),  (Corporate Authorization),  (Title to Assets) and  (Finders’ Fees) shall survive indefinitely and  the representations and warranties of Buyer in  (Corporate Existence and Power),  (Corporate Authorization) and  (Finders’ Fees) shall survive indefinitely (as applicable, the “Survival Period”).  The parties hereto agree that no claims or causes of action may be brought against Seller or Buyer based upon, directly or indirectly, any of the representations or warranties of the parties hereto contained in this Agreement after the applicable Survival Period for such representations and warranties.  The parties hereto expressly acknowledge and agree that the provisions of this  are intended to shorten the statute of limitations with respect to the misrepresentation of a representation or warranty set forth in this Agreement by either party hereto.  Each of the covenants and obligations of the parties hereto contained in this Agreement or in any Transaction Document shall survive in accordance with its terms.

Section 7.2 Indemnification by Seller.  Seller indemnifies and holds harmless Buyer and its Affiliates against and from any and all Damages that Buyer and/or its Affiliates may incur or suffer that arise out of or result from (i) the misrepresentation of any representation or breach of warranty contained in this Agreement or in any Transaction Document, (ii) the breach of any covenant, obligation or agreement made by Seller in this Agreement or in any Transaction Document, (iii) any and all claims by third parties arising out of Seller’s and its Affiliates’ conduct of the Business or use or ownership of any of the Assets prior to the Closing, (iv) the Excluded Liabilities, (v) any third-party product liability claims made or filed following the Closing Date relating to the finished goods inventory included in the Assets, and provided that Buyer’s sale of such finished goods inventory included in the Assets did not constitute gross negligence and was consistent with established practices and procedures or (vi) any and all Damages incident to any of the foregoing.

Section 7.3 Indemnification by Buyer.  Buyer indemnifies and holds harmless Seller and its Affiliates against and from any and all Damages that Seller and/or its Affiliates may incur or suffer that arise out of or result from (i) the misrepresentation of any representation or breach of warranty contained in this Agreement or in any Transaction Document, (ii) the breach of any covenant, obligation or agreement made by Buyer in this Agreement or in any Transaction Document, (iii) except for claims for which Seller is obligated to indemnify Buyer pursuant to the terms and conditions of the Manufacturing Agreement or any Transaction Document and for claims under (v), any and all claims by third parties arising out of the conduct of the Business or Buyer’s use or ownership of any of the Assets after the Closing and (iv) any and all Damages incident to any of the foregoing.

Section 7.4 Scope of Seller’s Liability.  Indemnification shall be available to Buyer under (i) only to the extent the aggregate amount of Damages otherwise due to Buyer for all claims for such indemnification exceeds $145,000 and then indemnification shall be available to Buyer for the full amount of all payments due Buyer inclusive of such amount, but only for all such Damages up to $1,450,000; provided, however, the limitations on indemnification under this  shall not apply to (i) fraudulent or intentional misrepresentations or (ii) misrepresentations in the representations and warranties set forth in  (Corporate Existence and Power),  (Corporate Authorization),  (Title to Assets), and  (Finders’ Fees).

Section 7.5 Scope of Buyer’s Liability.  Indemnification shall be available to Seller under (i) only to the extent the aggregate amount of Damages otherwise due to Seller for all claims for such indemnification exceeds $145,000 and then indemnification shall be available to Seller for the full amount of all payments due Seller inclusive of such amount, but only for all such Damages up to $1,450,000; provided, however, the limitations on indemnification under this  shall not apply to (i) fraudulent or intentional misrepresentations or (ii) misrepresentation in the representations and warranties set forth in  (Corporate Existence and Power),  (Corporate Authorization) and  (Finders’ Fees).

Section 7.6 Set-Off.  In addition to any and all other remedies hereunder or at law or in equity, Buyer and Seller, as the case may be, shall be entitled to recover any indemnification payment or other amounts due from the other party hereunder or under any document delivered pursuant hereto or in connection herewith by retaining and setting off the amounts, against any amounts due or to become due from such party to the other party hereunder, under any document delivered pursuant hereto or in connection herewith or otherwise.

Section 7.7 Claims.  Any party claiming it may be entitled to indemnification under this Article VII (the “Indemnified Party”) shall give notice to the other party (the “Indemnifying Party”) of each matter, action, cause of action, claim, demand, fact or other circumstances upon which a claim for indemnification (a “Claim”) under this Article VII may be based.  Such notice shall contain, with respect to each Claim, such facts and information as are then reasonably available, and the specific basis for indemnification hereunder.

Section 7.8 Defense of Actions.  The Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party’s option and expense, to assume the complete defense of any Claim based on any action, suit, proceeding, claim, demand or assessment by any third party with full authority to conduct such defense and to settle or otherwise dispose of the same and the Indemnified Party will fully cooperate in such defense; provided the Indemnifying Party will not, in defense of any such action, suit, proceeding, claim, demand or assessment, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which provides for any relief other than the payment of monetary Damages and which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof.  After notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such action, suit, proceeding, claim, demand or assessment, the Indemnifying Party shall be liable to the Indemnified Party for such legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party.  As to those actions, suits, proceedings, claims, demands or assessments with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at its cost and expense, and will consult with the Indemnifying Party prior to settling or otherwise disposing of any of the same.

ARTICLE V:
MISCELLANEOUS

Section 8.1 Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

if to Seller, addressed to:

STERION INCORPORATED

13828 Lincoln Street N.E.

Ham Lake, Minnesota  55304-6949

Attention:  Mr. J. David Berkley, President

Fax No.:   (763) 755-95l6

with a copy to:

Lindquist & Vennum

4200 IDS Center

80 South Eighth Street

Minneapolis, Minnesota  55402

Attention:  Girard P. Miller, Counsel

Fax No.:   (612) 371-3207

and if to Buyer, addressed to:

STERIS CORPORATION

5960 Heisley Road

Mentor, Ohio  44060-1834

Attention:  Mark D. McGinley,

      Vice President, General Counsel and Secretary

Fax No.:   (440) 357-2344

or to such other individuals or addresses as may be specified from time to time in a written notice given by such party.

Section 8.2 Waivers and Amendments.  Any provision in this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 8.3 Remedies Not Exclusive.  No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy will be cumulative and will be in addition to every other remedy given hereunder or hereafter existing at law or in equity or by statute or otherwise.  No remedy will be deemed to be a limitation on the amount or measure of damages resulting from any breach of this Agreement.  The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

Section 8.4 Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, including the fees of counsel and accountants, shall be paid by the party incurring such expenses.

Section 8.5 Successors and Assigns; Third Party Beneficiaries.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) no party may assign, delegate or otherwise transfer any of its rights and obligations under this Agreement without the consent of the other party hereto; and (ii) the parties hereby acknowledge and agree that Buyer may assign all of its rights, title and interest in the Intellectual Property to its indirect wholly owned subsidiary, STERIS Inc.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.6 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law rules of such state, in all respects, including all matters of validity, construction and performance of this Agreement.

Section 8.7 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8.8 Bulk Sales Law.  Buyer and Seller each hereby waive compliance by Seller with the provisions of the “bulk sales” and “bulk transfer” or similar laws of any state.

Section 8.9 Headings; References.  The descriptive headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.  Unless otherwise indicated, all references to Articles, Sections, subsections, clauses, Schedules or Exhibits in this Agreement refer to the Articles, Sections, subsections and clauses of, and the Schedules or Exhibits to, this Agreement.

Section 8.10 Severability.  If any provision of this Agreement, or any application thereof, shall be declared invalid or unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement, and any other application of such provision, shall continue in full force and effect to the fullest extent permitted by applicable law.

Section 8.11 Entire Agreement.  This Agreement, the exhibits hereto, the schedules hereto and the Transaction Documents constitute the entire agreement between the parties hereto relating to the subject matter of this Agreement, and except with respect to the Confidentiality Agreement, supersede all prior agreements and understandings, both written and oral, between the parties hereto or their predecessors or Affiliates with respect to the subject matter hereof.

Section 8.12 Joint Participation.  This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted.  This Agreement shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof, and any uncertainty or ambiguity shall not be interpreted against any one party.  As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

Section 8.13 Submission to Jurisdiction.  In connection with any action or proceeding arising out of or relating to this Agreement or any of the Transaction Documents, each of the parties submits to the jurisdiction of any competent federal or state court sitting in Ohio or Minnesota.  Any action or proceeding initially commenced by Seller shall be commenced solely in a competent court located in Ohio, and any action or proceeding initially commenced by Buyer shall be commenced solely in a competent court located in Minnesota, except that any action for injunctive or other equitable relief may be commenced in any competent court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.  Each party hereto agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any other manner provided by law or at equity.

(Signatures are on the following page.)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

STERIS CORPORATION

By:   /s/  Laurie Brlas

Name: Laurie Brlas

Title: Senior Vice President and Chief

Financial Officer

STERION INCORPORATED

By:    /s/  J. David Berkley

Name:

J. David Berkley

Title:

President